EXHIBIT 24.1

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

POWER OF ATTORNEY

The undersigned directors and officers of Union Security Life Insurance Company of New York, a New York corporation, hereby constitute and appoint Michael J. Peninger, Manuel J. Becerra, Tamhra Mangelsen, Katherine Greenzang and Raj B. Dave, and each of them, the individual’s true and lawful attorneys-in-fact and agents, in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, to be filed by Union Security Life Insurance Company of New York, or any amendment to such report, and all other documents in connection therewith, and to file the same with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them full power and authority, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title
/s/ Michael J. Peninger Michael J. Peninger	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Manuel J. Becerra Manuel J. Becerra	President (Principal Executive Officer)

/s/ Terry J. Kryshak Terry J. Kryshak	Senior Vice President and Director

/s/ Tamrha V. Mangelsen Tamrha V. Mangelsen	Treasurer and Chief Financial Officer (Principal Financial Officer)

/s/ Paula M. SeGuin Paula M. SeGuin	Assistant Secretary and Director

/s/ Melissa J. T. Hall Melissa J.T. Hall	Assistant Treasurer and Director

Union Security Life Insurance Company

Power of Attorney

Page Two

/s/ Allen R. Freedman Allen R. Freedman	Director

/s/ H. Carroll Mackin H. Carroll Mackin	Director

/s/ Dale E. Gardner Dale E .Gardner	Director

/s/ Esther L. Nelson Esther L. Nelson	Director